UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                     FORM 8K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 28, 2001



                           FARM FAMILY HOLDINGS, INC.
      A Delaware Corporation Commission File No. 1-11941 IRS No. 14-1789227

                   344 Route 9W, Glenmont, New York 12077-2910
                  Registrant's telephone number: (518) 431-5000

Item 5.  Other Events

On February 27, 2001, Farm Family Holdings, Inc. issued a press release announcing the results of its operations for the fourth quarter and year ended December 31, 2000 and stockholder approval of the merger agreement with American National Insurance Company.

Item 7.  Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Index

Exhibit 99    - Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           FARM FAMILY HOLDINGS, INC.
                                  (Registrant)




       February 28, 2001                      /s/ Philip P. Weber
--------------------------------   ---------------------------------------------
            (Date)                               Philip P. Weber
                                                President and CEO

Farm Family Holdings Reports Operating Results and Stockholder Approval of
Merger

Glenmont, New York - February 27, 2001 - Farm Family Holdings, Inc. (NYSE: FFH) ("Farm Family") today announced that consolidated operating income per share, on a diluted basis, increased to $0.85 for the fourth quarter of 2000 compared to $0.84 for the same period in 1999. Consolidated operating income for the fourth quarter of 2000 was $5,165,000 compared to $5,182,000 for the same period in 1999. Consolidated operating income for the year ended December 31, 2000 was $19,421,000 compared to $19,131,000 for the same period in 1999. On a diluted per share basis, consolidated operating income for the year ended December 31, 2000 was $3.18 compared to $3.22 for the same period in 1999.

Net income for the fourth quarter of 2000 was $3,463,000 compared to $4,653,000 for the fourth quarter of 1999. On a diluted per share basis, net income was $0.57 for the fourth quarter of 2000 compared to $0.75 for the same period in 1999. The decrease in net income for the fourth quarter was primarily attributable to expenses of $1,097,000, net of tax, related to Farm Family's pending merger with American National Insurance Company (NASDAQ: ANAT) ("American National"). Net income for the year ended December 31, 2000 was $30,114,000 compared to $18,618,000 for the same period in 1999. On a diluted per share basis, net income for the year ended December 31, 2000 was $4.93 compared to $3.13 for the same period in 1999. The increase in net income for the year was primarily attributable to the effect of retroactively including Excess Interest and Spreads in the Company's calculation of its estimate of profits on participating life insurance business allocable to stockholders. In addition, book value on a diluted per share basis increased to $35.10 per share as of December 31, 2000.

Property and Casualty Insurance Business

For the fourth quarter of 2000, property and casualty net written premiums increased 11.1% to $49,250,000 compared to $44,345,000 for the same period in 1999. For the year ended December 31, 2000, property and casualty net written premiums were $223,183,000 compared to $191,702,000 for the same period in 1999, which includes the operations of United Farm Family since April 6, 1999. The increase in property and casualty net written premiums for the year ended December 31, 2000 was primarily attributable to an increase of $35,407,000 in direct written premiums (excluding assigned risk automobile business premiums) largely as a result of the conversion of our personal and commercial automobile policies in certain states from six-month to twelve-month policies. Excluding the impact of converting personal and commercial automobile policies from six-month to twelve-month policies in certain states, we estimate that property and casualty direct written premiums (excluding assigned risk automobile business premiums) would have increased approximately $16,227,000 or 8.6% to $204,131,000 for the year ended December 31, 2000. This increase was offset by a decrease of $1,093,000 in assigned risk automobile premiums, an increase of $1,158,000 in premiums ceded to our reinsurers and a decrease of $1,675,000 in assumed reinsurance premiums.

Life Insurance Business

Life insurance premium revenue was $9,773,000 for the fourth quarter of 2000 compared to $9,448,000 for the same period in 1999. For the year ended December 31, 2000, life insurance premium revenue was $38,094,000 compared to $27,799,000 for the same period in 1999. The 1999 revenue includes amounts subsequent to April 6, 1999, the effective date of Farm Family Holdings' acquisition of Farm Family Life.

Total collected premiums from life insurance policies decreased 3.6% to $10,305,000 for the fourth quarter of 2000 compared to the same period in 1999. For the year ended December 31, 2000, total collected premiums from life insurance policies increased to $40,617,000 from $29,731,000 for the same period in 1999. The 1999 collected premiums include amounts subsequent to April 6, 1999, the effective date of Farm Family Holdings' acquisition of Farm Family Life.

Stockholders Approve Merger Agreement with American National Insurance Company

At a special meeting of stockholders held today, Farm Family's stockholders voted to adopt the previously announced merger agreement with American National. The proposal to adopt the merger agreement was approved by the holders of a majority of Farm Family's outstanding voting stock. The proposed merger remains subject to the satisfaction of certain closing conditions, including the approval of the New York State Insurance Department.

Under the terms of a definitive merger agreement previously announced on October 31, 2000, American National will acquire Farm Family at a price of $44 per share for Farm Family's common stock and $35.72 per share for Farm Family's Series A Preferred Stock in cash. The consideration to be paid to the holders of the Series A Preferred Stock will also include any accrued and unpaid dividends to the closing date. The companies expect to close the merger late in the first quarter of 2001.

American National, which was founded in 1905, is headquartered in Galveston, Texas. American National has over $9.2 billion in assets and had total revenues for the year ended December 31, 2000 of approximately $1.8 billion. The American National family of companies offers a broad line of products and services, which include individual and group life and health insurance, and annuities; personal lines property and casualty insurance; credit insurance and mutual funds. The life insurance business conducted by the American National family of companies is conducted in all states, as well as in Mexico, Puerto Rico, Guam and American Samoa. American National is also authorized to sell its products to American military personnel in Western Europe. American National's property and casualty subsidiary, American National Property And Casualty Company ("ANPAC"), is based in Springfield, Missouri and currently operates in 37 states. American National and ANPAC have been assigned a Best's rating of A+ (Superior) by A.M. Best Company, Inc. and are rated AA+ (Very Strong) by Standard and Poor's. In addition, the Ward Financial Group named ANPAC as a 1999 Ward's 50 Benchmark Company. Additional information regarding American National is available at www.anico.com.

Farm Family is the parent of Farm Family Casualty Insurance Company and Farm Family Life Insurance Company. Farm Family Casualty and Farm Family Life's subsidiary, United Farm Family, are specialized property and casualty insurers of farms, agricultural related businesses and residents and businesses of rural and suburban communities. Farm Family Life sells individual whole life, term and universal life products, single and flexible premium deferred annuity products and disability income insurance products. Additional information regarding Farm Family is available at www.farmfamily.com.

Safe Harbor Statement under The Private Securities Litigation Reform Act of
1995:
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current knowledge, expectations, estimates, beliefs and assumptions. The forward-looking statements in this press release include, but are not limited to, statements of the plans and objectives of Farm Family or its management, statements of future economic performance and assumptions underlying statements regarding Farm Family or its business. Readers are hereby cautioned that certain events or circumstances could cause actual results to differ materially from those estimated, projected, or predicted. The forward-looking statements in this press release are not guarantees of future performance and are subject to a number of important risks and uncertainties, many of which are outside Farm Family's control, that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the satisfaction of the closing conditions set forth in the merger agreement (which conditions include but not limited to the approval of the New York State Insurance Department and other government approvals), the risk of a significant delay in the expected completion of the merger, and other risks listed from time to time in the Company's Securities and Exchange Commission filings, including Form 10-K filed for the fiscal year ended December 31, 1999 and Forms 10-Q filed for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.



                           FARM FAMILY HOLDINGS, INC.
                   Condensed Consolidated Statements of Income
                     ($ in thousands, except per share data)

                                                                                   Three Months Ended           Year Ended
                                                                                      December 31,             December 31,
                                                                                    2000        1999        2000         1999
                                                                                --------------------------------------------------
Revenues:
   Premiums from property/casualty insurance                                        $53,756     $46,466   $201,147      $188,921
   Premiums from life and health operations and contract charges                      9,773       9,448     38,094        27,799
   Net investment income                                                             19,269      17,939     75,698        58,558
   Realized investment losses, net                                                   (2,165)       (980)    (3,908)       (1,984)
   Other income                                                                         494         546      1,896         1,569
                                                                                --------------------------------------------------
       Total revenues                                                                81,127      73,419    312,927       274,863
                                                                                --------------------------------------------------
Losses, benefits and expenses:
   Losses and loss adjustment expenses on property/casualty insurance                41,869      34,722    157,838       141,509
   Policyholder contract benefits                                                    13,667      12,299     53,605        38,710
   Amortization expense                                                              10,957      10,410     39,561        38,182
   Other operating costs and expenses                                                 8,306       5,653     26,716        20,434
   Participating policyholders' interest                                              1,416       4,018     (8,464)        9,692
                                                                                --------------------------------------------------
       Total losses, benefits and expenses                                           76,215      67,102    269,256       248,527
                                                                                --------------------------------------------------

Income before federal income tax expense and preferred stock dividends                4,912       6,317     43,671        26,336
Federal income tax expense                                                            1,360       1,575     13,200         7,440
                                                                                --------------------------------------------------
Income before preferred stock dividends                                               3,552       4,742     30,471        18,896
Preferred stock dividends                                                                89          89        357           278
                                                                                --------------------------------------------------
             Net income attributable to common stockholders                          $3,463      $4,653    $30,114       $18,618
                                                                                ==================================================

             Operating Income (1)                                                    $5,165      $5,182    $19,421       $19,131
                                                                                ==================================================

Per Share Data

     Net income per share-Diluted                                                     $0.57       $0.75      $4.93         $3.13
                                                                                ==================================================
     Operating income per share-Diluted (1)                                           $0.85       $0.84      $3.18         $3.22
                                                                                ==================================================
     Weighted average shares outstanding-Diluted                                  6,099,441   6,200,265  6,102,468     5,948,213
                                                                                ==================================================

(1)       Operating income excludes the impact of realized investment gains
          (losses), non-recurring charges, and the related taxes thereon. See
          "Selected Segment Information" for a reconciliation of operating income to net income. Other non-recurring items in 2000 consist of $1,097,000, net of tax, relating to the previously announced merger agreement with American National Insurance Company. Other non-recurring items in 1999 consist of $76,000, net of tax, relating to employee severance costs and $171,000, net of tax, relating to the Company's evaluation of potential business transactions that were not pursued.




                           FARM FAMILY HOLDINGS, INC.
                      Condensed Consolidated Balance Sheets
                     ($ in thousands, except per share data)

                                                                                December 31, 2000    December 31, 1999
----------------------------------------------------------------------------------------------------------------------
Assets:
   Investments                                                                          $1,118,876           $1,071,681
   Cash and cash equivalents                                                                34,746               19,190
   Insurance receivables                                                                    88,437               55,223
   Deferred acquisition costs                                                               24,435               17,630
   Present value of future profits                                                          26,588               28,571
   Accrued investment income                                                                18,719               18,875
   Property and equipment, net                                                              14,167               14,520
   Deferred income tax asset, net                                                           21,441               29,605
   Other assets                                                                              3,136                3,929
                                                                                ----------------------------------------
             Total assets                                                               $1,350,545           $1,259,224
                                                                                ========================================

Liabilities:
   Reserves for losses and loss adjustment expenses
          for property/casualty insurance                                                 $213,675             $186,130
   Reserves for policyholder contract benefits                                             252,356              238,272
   Funds on deposit from policyholders                                                     412,733              416,971
   Unearned premium reserve                                                                 96,557               74,364
   Accrued dividends to policyholders                                                        5,515                5,263
   Accrued expenses and other liabilities                                                   23,408               22,684
   Participating policyholders' interest                                                   126,266              128,516
                                                                                ----------------------------------------
             Total liabilities                                                           1,130,510            1,072,200

Mandatory redeemable preferred stock                                                         5,830                5,830

Total stockholders' equity                                                                 214,205              181,194
                                                                                ----------------------------------------
             Total liabilities and stockholders' equity                                 $1,350,545           $1,259,224
                                                                                ========================================

 Book Value Per Share Outstanding                                                           $35.68               $29.65
                                                                                ========================================
 Book Value Per Share Outstanding (excluding SFAS 115 adjustment)                           $35.10               $30.07
                                                                                ========================================

 Book Value Per Share-Diluted                                                               $35.10               $30.46
                                                                                ========================================
 Book Value Per Share-Diluted  (excluding SFAS 115 adjustment)                              $34.53               $30.89
                                                                                ========================================

 Common Shares Outstanding                                                               6,003,983            6,110,683
                                                                                ========================================





                           FARM FAMILY HOLDINGS, INC.
                          Selected Segment Information
                                ($ in thousands)

                                                                                   Three months ended              Year ended
                                                                                      December 31,                 December 31,
                                                                                   2000         1999         2000          1999
                                                                                   ----         ----         ----          ----

   Premium revenues
      Property and casualty insurance                                              $53,756      $46,466      $201,147     $188,921
      Life insurance                                                                 9,773        9,448        38,094       27,799
                                                                                ----------------------------------------------------
            Total                                                                  $63,529      $55,914      $239,241     $216,720
                                                                                ====================================================

   Net investment income
      Property and casualty insurance                                               $6,175       $5,380       $23,289      $20,449
      Life insurance                                                                13,065       12,464        52,164       37,673
      Corporate and other                                                               17           84           203          388
      Intersegment eliminations                                                         12           11            42           48
                                                                                ----------------------------------------------------
            Total                                                                  $19,269      $17,939       $75,698      $58,558
                                                                                ====================================================

   Other operating costs & expenses and amortization expense
      Property and casualty insurance
         Underwriting and amortization expenses                                    $13,180      $11,891       $47,827      $46,471
         Dividends to policyholders                                                    175         ----           319          159
      Life insurance                                                                 4,352        3,741        16,007       11,097
      Corporate and other                                                            1,786          656         3,044        1,564
      Intersegment eliminations                                                       (230)        (225)         (920)        (675)
                                                                                ----------------------------------------------------
           Total                                                                   $19,263      $16,063        $66,277      $58,616
                                                                                ====================================================

   Operating income
      Property and casualty insurance                                               $4,161       $4,285       $15,827      $17,140
      Life insurance                                                                 1,314        1,281         4,811        2,879
      Corporate and other                                                             (310)        (384)       (1,217)        (888)
                                                                                ----------------------------------------------------
            Total operating income                                                   5,165        5,182        19,421       19,131
        Effect of retroactively including Excess Interest
           and Spreads, net of tax                                                     ----        ----        12,746         ----
      Realized investment losses, net of tax                                          (605)        (282)         (956)        (266)
      Other non-recurring items, net of tax                                         (1,097)        (247)       (1,097)        (247)
                                                                                ----------------------------------------------------
               Net income                                                           $3,463       $4,653       $30,114      $18,618
                                                                                ====================================================

  GAAP combined ratio
      Property and casualty insurance
         Loss and loss adjustment expense ratio                                       77.9%        74.7%         78.5%        74.9%
         Underwriting expense ratio                                                   24.5%        25.5%         23.8%        24.6%
                                                                                ----------------------------------------------------
            GAAP combined ratio                                                      102.4%       100.2%        102.3%        99.5%
                                                                                ====================================================

                                                                                                       December 31,    December 31,
                                                                                                            2000           1999
                                                                                                            ----          ----

   Identifiable Assets
      Property and casualty                                                                                  $514,320     $445,223
      Life insurance                                                                                          839,003      811,030
      Corporate and other                                                                                      67,330       71,014
      Intersegment eliminations                                                                               (70,108)     (68,043)
                                                                                                         ---------------------------
         Total                                                                                             $1,350,545   $1,259,224
                                                                                                         ===========================
